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               [LETTERHEAD OF PRICE WATERHOUSE LLP APPEARS HERE]

                                                                  Exhibit No. 15


                              September 21, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549


    We are aware that M.D.C. Holdings, Inc. has included our reports dated April 26, 1994 and July 26, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about September 21, 1994. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


Price Waterhouse LLP